Exhibit 10.70
SECOND AMENDMENT TO EXPORT LOAN AGREEMENT
THIS SECOND AMENDMENT TO EXPORT LOAN AGREEMENT (“Second Amendment”) between JPMorgan Chase Bank, N.A. (“Lender”) and FuelCell Energy, Inc., a corporation organized and existing under the laws of Delaware (“Borrower”), is made and executed as of January 4, 2012.
RECITALS
WHEREAS, Borrower and Lender are parties to that certain Export Loan Agreement, dated as of December 21, 2010, as amended by that certain First Amendment to Export Loan Agreement dated as of July 13, 2011 (as amended, the “Loan Agreement”);
WHEREAS, Borrower has requested that Lender further modify the Loan Agreement and the Loan Authorization Notice to extend the period during which Lender may make Credit Accommodations under the Loan Agreement; and
WHEREAS, pursuant to the terms and conditions hereof, Lender has agreed to amend the Loan Agreement, on the terms and conditions and as set forth herein.
NOW, THEREFORE, in consideration of the above premises, the mutual agreements set forth below, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Loan Agreement is hereby amended as hereinafter set forth.
ARTICLE 1
DEFINITIONS AND EFFECTIVENESS
1.1 Capitalized terms used in this Second Amendment to the extent not otherwise defined herein shall have the meanings given them in the Loan Agreement.
1.2 The effectiveness of this Second Amendment is subject to the conditions precedent that (i) the Lender shall have received an original counterpart of this Second Amendment duly executed by the Borrower, (ii) Lender shall have received payment of the additional Ex-Im Bank guarantee fee in the amount of Eighteen Thousand Seven Hundred Fifty and No/100 Dollars ($18,750.00) and (iii) Lender shall be satisfied in Lender’s sole discretion that all notices and acknowledgements requisite to maintaining the guaranty of the Eximbank shall have been obtained in form and substance satisfactory to Lender.
ARTICLE 2
AMENDMENT
2.1 The Loan Authorization Notice is hereby amended by making the “Final Disbursement Date”, as said term is defined and used therein, “April 2, 2012.” All references to the Loan Authorization Notice in the Loan Agreement, including without limitation such references in the definitions of the Maturity Date and the Stated Final Disbursement Date set forth in Section 1.1 of the Loan Agreement and in the Borrower Agreement, as of the date hereof, shall be to the Loan Authorization Notice as amended hereby.

ARTICLE 3
MISCELLANEOUS
3.1 Borrower represents and warrants to Lender that after giving effect to this Second Amendment: (a) all representations and warranties set forth in the Loan Agreement are true and correct on the date hereof as though made on and as of such date, (b) no Event of Default, or event which with passage of time, the giving of notice or both would become an Event of Default, has occurred and is continuing as of the date hereof, and (c) the execution and delivery of this Second Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations of Borrower under the Loan Agreement, as amended hereby, the Note, and the other Financing Documents, as each of the foregoing documents and instruments may be further amended or otherwise modified from time to time. Except as hereby modified, the Financing Documents shall be and remain unaltered and in full force and effect. The parties hereby ratify the terms of the Financing Documents not amended hereby and confirm that such documents shall remain in full force and effect.
3.2 This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.
3.3 Borrower shall pay reasonable fees and disbursements of legal counsel employed by Lender in connection with the preparation of this Second Amendment.
3.4 This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same document.
3.5 This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to Export Loan Agreement to be executed as of the date first above written.
BORROWER:
FUELCELL ENERGY, INC.

By: Name:	/s/ Michael S. Bishop Michael S. Bishop
Title:	Sr. Vice President, Chief Financial Officer

LENDER:

JPMORGAN CHASE BANK, N.A.

By: Name:	/s/ James P. Murphy James P. Murphy
Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A. — GLOBAL TRADE SERVICES

By: Name:	/s/ Margaret B. Adams Margaret B. Adams
Title:	Vice President

3